EX 10.5

THIRD AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

This    THIRD    AMENDMENT    TO    LOAN,    GUARANTY    AND    SECURITY
AGREEMENT (this “Amendment”) dated as of April 3, 2023, is entered into by and among PROTERRA OPERATING COMPANY, INC, a Delaware corporation (formerly Proterra Inc.) (“Borrower”), the Lenders identified on the signature pages hereto, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”) as administrative agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.WHEREAS, Borrower and Bank of America in its capacity as a Lender and Agent entered into that certain Loan, Guaranty and Security Agreement dated as of May 8, 2019 (as amended, restated, extended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

B.WHEREAS, certain loans and/or extensions of credit incur or are permitted under the Loan Agreement to incur interest, fees or other amounts based on the London Interbank Offered Rate (“LIBOR”) as administered by the ICE Benchmark Administration;

C.WHEREAS, the parties hereto have determined that LIBOR should be replaced with a successor rate in accordance with the Loan Agreement and, in connection therewith, Agent has determined that certain conforming changes are necessary or advisable; and

D.WHEREAS, the Borrower has requested that the Agent and Lenders amend the Loan Agreement in certain respects, and the Agent and the Lenders are willing to do so, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Loan Agreement.

Section 1.02 Recitals. The Recitals above are incorporated herein as though set forth in full and Obligors stipulate to the accuracy of each of the Recitals.

ARTICLE II
AMENDMENTS TO LOAN, GUARANTY AND SECURITY AGREEMENT

Section 2.01    Replacement of LIBOR with Term SOFR.

(a)Notwithstanding any provision of any Loan Document to the contrary, the parties agree that the terms set forth on Appendix A shall apply to the credit facility contemplated by the Loan
Agreement. For the avoidance of doubt, to the extent provisions in the Loan Agreement apply to loans and other extensions of credit under the credit facility, and such provisions are not specifically addressed by Appendix A, the Loan Agreement provisions shall continue to apply.

(b)In the event of any conflict between the terms set forth on Appendix A of this Amendment and the terms of any Loan Document, the terms on Appendix A hereof shall control.

Section 2.02 Amendment to Section 1.1 – New Definition. A definition for “Rescindable Amount” is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order to read as follows:

“Rescindable Amount” has the meaning as defined in Section 5.1(b).

Section 2.03 Amendment to Section 5.1. Section 5.1 of the Loan Agreement is hereby amended and restated to read as follows:

Section 5.1    General Payment Provisions.

(a)All payments of Obligations (other than Secured Bank Product Obligations) shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Revolver Loans shall be applied first to Base Rate Loans and then to Term SOFR Loans. If any payment (other than payments on Term SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.

(b)Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.

With respect to any payment that the Agent makes for the account of the Lenders or the Issuing Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Lender or the Borrowers with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

Section 2.04    Amendment to Section 12. A new Section 12.16 is hereby added to the Loan Agreement to read as follows:

Section 12.16. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or the Issuing Bank (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Section 2.05    Amendment to Section 14. A new Section 14.19 is hereby added to the Loan Agreement to read as follows:

Section 14.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging

Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the
U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b)
Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12
C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C.
§5390(c)(8)(D).

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.01 Conditions Precedent. This Amendment shall become effective on the date all of the following conditions are satisfied to Agent’s satisfaction (such date, the “Amendment Effective Date”):

(a)This Amendment. The Agent shall have received this Amendment, duly executed by Borrower, Agent, and the Lenders.

(b)No Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)Payment of Fees and Expenses. The Agent shall have received from Borrower costs and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs).

(d)Other Documents. Borrower shall have executed and delivered to the Agent such other documents and instruments as the Agent may require.

ARTICLE IV
ADDITIONAL COVENANTS AND MISCELLANEOUS.

Section 4.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and the Lenders to rely thereon.

Section 4.02 Amendment as Loan Document. This Amendment shall constitute a Loan Document under the Loan Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Amendment. It shall be an Event of Default under the Loan Agreement if any Borrower breaches any covenant contained herein or if any representation or warranty contained herein proves to be inaccurate or untrue in any material respect.

Section 4.03 Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 4.04 General Release. Each Obligor (collectively, the “Releasing Parties”) releases, acquits and forever discharges Agent and each Lender, and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Amendment, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Amendment or any of the Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts (including, without limitation, “dominion of funds” accounts and lockbox arrangements) of any Releasing Party with Agent or any Lender and the handling of the same by Agent or any Lender, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”); provided, however, that (A) Releasing Parties shall retain their rights to funds in deposit accounts held with any Lender, as applicable, funds in transit for deposit into any such account and any refunds to which such Releasing Party is entitled to, subject to in each case any applicable security interests of Agent or any Lender therein, and any right of offset or recoupment with respect thereto, and (B) Released Matters shall not include Agent or any Lender’s obligations under the Loan Documents or any other contracts or agreements between Agent or any Lender and Releasing Parties from and after the effectiveness of this Amendment. Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. Releasing Parties each agree that this release is an essential and material of this Amendment, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

Section 4.05 Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists as of the date hereof.

Section 4.06 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.07 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

Section 4.08 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, each Lender, each Obligor and their respective successors and assigns as provided in Section 13 of the Loan Agreement.

Section 4.09 Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment may be in the form of an Electronic Record, telefacsimile or other electronic method of transmission and may be executed using Electronic Signature (including, without limitation, facsimile and .pdf) and shall be equally as effective, valid and enforceable as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and Lenders of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed document converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.

Section 4.10 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.11 Expenses of Agent. Borrower agrees to pay on demand: (i) all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Agent’s legal counsel and the allocated cost of Agent’s in-house counsel; and (ii) all costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment and/or any other Loan Documents, including, without limitation, the costs and fees of Agent’s legal counsel and the allocated cost of Agent’s in- house counsel.

Section 4.12 NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE AGENT, THE LENDERS AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE AGENT, THE LENDERS, AND BORROWER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first written above.

BORROWER:

PROTERRA OPERATING COMPANY, INC.,
a Delaware corporation .

By: /s/ Karina Padilla
Name: Karina Padilla
Title: Chief Financial Officer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender    ,
By: /s/ Gregory Kress
Name: Gregory Kress
Title: Senior Vice President

Appendix A

Terms Applicable to Term SOFR Loans

1. 1. Defined Terms. The following definitions are added to the Loan Agreement and, to the extent the terms are already defined in the Loan Agreement, the following supersede such existing terms:

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided, that in no event shall the Base Rate be less than 1.0%.

CME: CME Group Benchmark Administration Limited.

Conforming Changes: with respect to the use or administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “SOFR,” the definition of “Term SOFR” or the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period), timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” or the definition of “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such applicable rate(s), and to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent).

FRBNY: the Federal Reserve Bank of New York.

Notice of Borrowing: notice by Borrower Agent of a Borrowing, in form satisfactory to
Agent.

Notice of Conversion/Continuation: notice by Borrower Agent for conversion or continuation of a Loan as a Term SOFR Loan, in form satisfactory to Agent.

Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

Scheduled Unavailability Date: as defined in Section (g) below.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).
Successor Rate: as defined in Section (g) below.

Term SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto); and (b) for any interest calculation relating to a Base Rate Loan on any day, a fluctuating rate of interest equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term
SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

2.Terms Applicable to Term SOFR Loans. Commencing on the Amendment Effective Date, the following provisions shall apply to the Loan Agreement and other Loan Documents:

(a)Unavailability of LIBOR Loans. Any request for a new LIBOR Loan shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided, that any LIBOR Loan outstanding on the Amendment Effective Date shall continue to bear interest at LIBOR until the end of its current Interest Period.

(b)References to LIBOR Loans, Etc. in the Loan Documents.

(i)References to LIBOR Loans, LIBOR, any eurocurrency loans or rate, or the administration or terms thereof, or other matters relating thereto in the Loan Documents that are not specifically addressed herein shall be deemed to be references to Term SOFR Loans and Term SOFR, as applicable. In addition, general references to Loans and interest rates, their administration or terms, and related matters shall be deemed to include Term SOFR Loans and Term SOFR, as applicable.

(ii)Any requirement for Borrowers to compensate Lenders for losses in the Loan Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period shall be deemed to include Term SOFR Loans.

(c)Interest Rates. Agent does not warrant or accept responsibility, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or in the Loan Agreement, nor with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Obligors. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(d)Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Loan Agreement:

(i)Notice of Borrowing of Term SOFR Loans. For any Borrowing, conversion or continuation of a Term SOFR Loan, Borrower Agent shall deliver a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, to Agent by 11:00 a.m. at least two Business Days prior to the requested funding date. Notices received by Agent after such time shall be deemed received on the next Business Day. Each such notice shall be irrevocable and must specify (A) the amount, (B) the requested funding date (which must be a Business Day), (C) whether such Borrowing, conversion or continuation is to be made as a Term SOFR Loan, and (D) the applicable Interest Period (which shall be deemed to be one month if not specified). Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than 6 Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing.

(ii)Interest Periods. Borrowers shall select an interest period ("Interest Period") of one, three or six months (in each case, subject to availability) to apply to each Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month's last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the maturity date of the credit facility.

(iii)Voluntary Prepayment of Term SOFR Loans. Term SOFR Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment to Agent, delivered at least three Business Days prior to prepayment of the Loan; provided, that no such notice shall be required for payments effected through sweeps from the Dominion Account.

(iv)Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such
(v)

changes shall be effective without further action or consent of any other party to any Loan Document. Agent shall post each amendment to Borrower Agent and Lenders promptly after it becomes effective.

(e)Interest. Subject to the provisions of the Loan Agreement with respect to default interest, each Term SOFR Loan shall bear interest at Term SOFR for the applicable Interest Period, plus the Applicable Margin. Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date and at such other times and in such manner as specified in the Loan Agreement.

(f)Computations. Computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 360 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for actual days elapsed, based on a year of 360 days. Each determination by Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(g)Inability to Determine Rates; Successor Rates.

(i)Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (A) Agent determines (which determination shall be conclusive absent manifest error) that (I) no Successor Rate has been determined in accordance with Section 2(g)(ii), and the circumstances under Section 2(g)(ii)(A) or the Scheduled Unavailability Date has occurred (as applicable), or (II) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (B) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, Agent will promptly so notify Borrowers and Lenders. Upon notice thereof by the Agent to the Borrowers, any obligation of Lenders to make, maintain or convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (x) Borrowers may revoke any pending request for a Borrowing, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans, and (y) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

(ii)Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(A)adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(B)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, "Scheduled Unavailability Date");

then, on a date and time determined by Agent (any such date, "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to any Loan Document ("Successor Rate"). If the Successor Rate is Daily Simple SOFR, all interest will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (1) if Agent determines that neither of the alternatives in clauses (I) and (II) above is available on or prior to the Term SOFR Replacement Date or (2) if the events or circumstances of the type described in Section (g)(ii)(A) or (B) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend the Loan Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent, the Successor Rate will be deemed to be zero percent for all purposes of the Loan Documents.